Exhibit 5.1

MITCHELL SILBERBERG & KNUPP LLP

A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

November 17, 2023

MAIA Biotechnology, Inc.

444 West Lake Street, Suite 1700

Chicago, IL 60606

Ladies and Gentlemen:

We have acted as counsel to MAIA Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the offering of 2,424,243 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), to be offered and sold by the Company pursuant to a prospectus supplement, dated November 15, 2023, and the accompanying base prospectus, dated August 23, 2023 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 with the Securities and Exchange Commission (the “Commission”) (File No. 333-273984) (the “Registration Statement”). The Shares will be issued pursuant to that certain Securities Purchase Agreement, dated November 15, 2023, between the Company and the purchasers signatory thereto (the “Securities Purchase Agreement”). Capitalized terms used and not otherwise defined in this opinion have the meanings given to them in the Securities Purchase Agreement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

As counsel to the Company in connection with this opinion letter, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale of the Shares. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

437 Madison Ave., 25th Floor, New York, New York 10022-7001

Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

November 17, 2023

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law as in effect on the date hereof. We express no opinion herein as to any other statutes, rules, or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that as of the date hereof the Shares have been duly authorized and, when issued and sold upon payment in the manner contemplated by the Securities Purchase Agreement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the filing by the Company of a Current Report on Form 8-K relating to the offer and sale of the Shares, which Form 8-K will be incorporated by reference into the Registration Statement and Prospectus, and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the above-described Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP